For Release:  Immediately

    Contact:  Michael H. Morgan
              Vice President-Corporate Communications
              708/564-6053

              Robert J. Hartney
              Director-Public Relations
              708/564-7060 or home: 708/480-9859


              HOUSEHOLD INTERNATIONAL REPORTS:

FOURTH QUARTER INCOME UP 56%, EPS UP 46%; QUARTERLY RECORDS SET

          FULL YEAR INCOME ALSO A RECORD, UP 56%


        PROSPECT HEIGHTS, IL., February 1, 1994 -- Household International today reported that net income increased 56 percent to $93 million for the fourth quarter of 1993, compared with $59.8 million for the fourth quarter of 1992. Fully diluted earnings per share (adjusted for a 2-for-1 stock split in October
1993) were 89 cents, compared with 61 cents a year earlier, an increase of 46 percent. It was the company's eighth consecutive quarter of net income improvement, and represented a record level of quarterly income and earnings per share.

        Household said, as a result of the strong fourth quarter, full-year net income also increased to a record level, 56 percent above the prior year.

        Compared to the prior year, earnings for the quarter were reduced by 5 cents per share because of the issuance of 4 million shares of common stock in the first quarter of 1993, 3 cents per share as a result of adopting the new accounting standard for post-retirement benefits, and 4 cents per share because of a higher corporate tax rate from new tax legislation.

        Donald C. Clark, chairman and chief executive officer of Household, said, "We finished the year with a very strong quarter which slightly exceeded our expectations. The quarter saw improved performance at most of our businesses and an increasingly positive consumer market. The fourth quarter benefited from seasonal factors including strong growth in interchange income from our credit card business. Domestic managed consumer receivables grew 5 percent in the quarter and 14 percent for all of 1993, largely due to the continuing success of the GM Card. Credit quality improved throughout the company with consumer delinquency declining for the seventh consecutive quarter to the lowest level since 1989."

        Household said that despite declining delinquency, credit loss reserves for the managed finance and banking portfolio were increased by $61 million, or 10 percent, in the quarter, largely to recognize the rapid growth of the GM card portfolio and that credit losses will naturally rise as the portfolio ages.


Finance and Banking Segment Results
- -----------------------------------
        Household said income from its finance and banking segment was $91 million in the fourth quarter, up 40 percent from $64.8 million in the fourth quarter of 1992 and up 15 percent from the third quarter of 1993. The improvement was due to increased profitability in the bankcard and domestic consumer finance operations and improved results in the United Kingdom.

        Net interest spreads on a managed basis were stable to slightly higher versus both the previous quarter and year ago quarter, due to the relatively stronger growth in higher margin unsecured products.

        The company said that overall improved foreign results were achieved despite an increased loss in its Canadian operation due to higher loss provisions and expenses relating to the company's plans for restructuring that operation. Household said its United Kingdom unit posted a profit of $6.5 million in the quarter, compared with a loss of nearly $8 million in the prior year quarter.

        For the quarter, overall two-months-and-over consumer delinquency was 3.58 percent of managed consumer receivables, compared with 3.85 percent at the previous quarter-end and 4.48 percent a year ago. Credit loss reserves for the managed finance and banking portfolio at December 31 were higher than a year ago by $140 million, or 28 percent, despite a $128 million, or 11 percent, decline in delinquency.

        Total annualized consumer net chargeoffs as a percent of average consumer receivables managed were 2.96 percent for the quarter, up slightly from the prior quarter due to higher, nonrecurring Canadian chargeoffs and the maturing GM Card portfolio. Excluding the Canadian impacts, chargeoffs would have been 2.87 percent, flat with the prior quarter. The GM Card portfolio contributed 10 basis points of the increase in net chargeoffs in the quarter. Reductions in other parts of the portfolio partially offset the Canadian and GM Card increases. Chargeoffs in 1993 represented a substantial decline from 3.38 percent for the fourth quarter of 1992.

        Operating expenses for the finance and banking segment totaled $370 million in the quarter, flat with the prior quarter and compared with $317 million in the year ago quarter. Contributing to the year-over-year increase were expenses related to a 54 percent increase in the size of the managed credit card portfolio. Operating expenses as a percent of average receivables owned or serviced were at an annual rate of 3.40 percent in the fourth quarter, compared with 3.56 percent in the prior quarter and 3.49 percent in the year ago quarter.


Individual Life Insurance Segment Results
- -----------------------------------------
        Net income in the individual life insurance segment was $10.2 million, compared with $15.4 million for the fourth quarter of 1992. The decline, which was expected, was due to a lower level of capital gains in the investment portfolio.


Liquidating Commercial Lines Segment Results
- --------------------------------------------
        The fourth quarter loss of $2.5 million for the liquidating commercial lines segment was consistent with the company's expectations and represented a sharp reduction from the $10.5 million loss in the prior quarter. Total nonperforming assets in the segment of $514 million (including nonaccrual loans, renegotiated loans and real estate owned) were $192 million, or 27 percent, below the year ago level and were down $9 million in the quarter. Reserves for credit losses stood at $173 million at year end, compared with $203 million a year ago. Reserves as a percent of nonperforming loans increased to 67 percent at December 31, compared with 45 percent a year ago.

        Net chargeoffs for the segment were $31 million for the quarter, compared with $47 million in the prior quarter and $18 million in the prior year quarter. Operating expenses were $10.5 million, up slightly from $8.3 million in the 1992 fourth quarter. The company said its real estate owned portfolio generated net operating income of about 8 percent of the carrying value of the portfolio in the fourth quarter on an annualized basis.

        Liquidating commercial assets at December 31 totaled $1.56 billion, $295 million below the level of a year ago.


Corporate
- ---------
        Corporate expenses, net of tax benefits, were $5.7 million, compared with $16.6 million for the fourth quarter of 1992. The 1992 fourth quarter included a $15 million provision for credit losses to establish an unallocated corporate credit loss reserve.


Full Year Results
- -----------------
        For the full year 1993, Household's net income totaled a record $298.7 million, an increase of 56 percent over 1992. Fully diluted earnings per share (adjusted for a 2-for-1 stock split in October 1993) were $2.85 compared with $1.93 in the prior year, an increase of 48 percent.

        Compared to the prior year, earnings for 1993 were reduced by 16 cents per share because of the 4 million share common stock issuance, 11 cents per share related to post-retirement benefits and 9 cents per share because of the new tax law.

        Finance and banking segment earnings totaled $303.2 million, 51 percent higher than 1992 earnings of $200.6 million. The higher earnings were due to higher profits from bankcard, domestic consumer finance and the company's United Kingdom business.

        Income for the individual life insurance segment was $45.2 million, an 8 percent increase over 1992.

        The full year loss at the liquidating commercial lines segment was $21.2 million, compared with $14 million in the prior year. The higher loss was primarily attributable to a higher level of chargeoffs taken in the third quarter of 1993 related to the resolution of the company's largest problem credit in a cash settlement.

        Household International, Inc. is a major provider of consumer finance and banking services and consumer insurance and investment products.

                                    (See attached financial tables)


                                               #   #   #

HOUSEHOLD INTERNATIONAL, INC.
FOURTH QUARTER FINANCIAL HIGHLIGHTS


Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.*

- ---------------------------------------------------------------------------------------------------
                                                                                           Percent
Three months ended December 31                                    1993          1992        Change
- ---------------------------------------------------------------------------------------------------
Interest margin and other revenues                           $   871.2     $   749.0          16.3%
Provision for credit losses - owned receivables                  174.7         201.8         (13.4)
Total costs and expenses                                         554.7         464.4          19.4
Income taxes                                                      48.8          23.0         112.2
- ---------------------------------------------------------------------------------------------------
  Net income                                                 $    93.0     $    59.8          55.5%
===================================================================================================
Earnings per common share:
  Primary                                                    $     .90     $     .63          42.9%
  Fully diluted                                                    .89           .61          45.9
Average number of common shares outstanding:
  Primary                                                         95.1          83.0          14.6
  Fully diluted                                                   96.9          86.6          11.9
Dividends declared per common share                          $     .30     $     .29           3.4%
===================================================================================================
Three months ended December 31
- ---------------------------------------------------------------------------------------------------
Segment income:
  Finance and Banking                                        $    91.0     $    64.8          40.4%
  Individual Life Insurance                                       10.2          15.4         (33.8)
  Corporate                                                       (5.7)        (16.6)           NM
- ---------------------------------------------------------------------------------------------------
Core Business                                                     95.5          63.6          50.2
Liquidating Commercial Lines                                      (2.5)         (3.8)         34.2
- ---------------------------------------------------------------------------------------------------
Total                                                        $    93.0     $    59.8          55.5%
===================================================================================================
                                                              Dec. 31,     Sept. 30,      Dec. 31,
                                                                  1993          1993          1992
- ---------------------------------------------------------------------------------------------------
Assets                                                       $32,961.5     $32,462.8     $31,128.4
Financing and Banking receivables managed                     29,168.3      28,042.6      26,395.6
Liquidating commercial assets                                  1,555.7       1,658.6       1,851.2
Deposits                                                       7,516.1       7,587.5       8,030.3
Convertible preferred stock                                       19.3          20.1          36.0
Preferred Stock                                                  320.0         365.0         300.0
Common shareholders' equity**                                  2,078.3       1,967.1       1,545.6
Book value per common share**                                $   22.01     $   20.95     $   18.64
Total shareholders' equity as a percent of assets**               7.33%         7.25%         6.04%
Number of common shares outstanding:
  Primary                                                         95.3          94.9          83.6
  Fully diluted                                                   97.1          96.8          86.8
- ---------------------------------------------------------------------------------------------------
 * All share and per share data reflect a 2-for-1 stock split effective October 15, 1993.
** The company adopted Statement of Financial Accounting Standards (FAS) No. 109, "Accounting for Income Taxes" on
January 1, 1993.  The effect of adopting this accounting standard reduced retained earnings at December 31, 1992 by $63 million.  As a result, book value per share and total shareholder's equity as a percent of assets have been restated.  The impact of FAS 109 on these statements of income for periods prior to January 1, 1993 is immaterial.  At December 31, 1993, equity includes a positive adjustment of $40.5 million related to implementation of FAS 115 which marks certain investment securities to market.

HOUSEHOLD INTERNATIONAL, INC.
FULL YEAR FINANCIAL HIGHLIGHTS

Household International, Inc. and Subsidiaries
All dollar amounts other than per share data are stated in millions.*

- ---------------------------------------------------------------------------------------------------
                                                                                          Percent
Year ended December 31                                           1993          1992        Change
- ---------------------------------------------------------------------------------------------------
Interest margin and other revenues                           $3,305.0      $2,760.4          19.7%
Provision for credit losses-owned receivables                   735.8         671.5           9.6
Total costs and expenses                                      2,118.5       1,810.9          17.0
Income taxes                                                    152.0          87.1          74.5
- ---------------------------------------------------------------------------------------------------
Net income                                                   $  298.7      $  190.9          56.5%
===================================================================================================
Earnings per common share:
  Primary                                                    $   2.91      $   1.97          47.7%
  Fully diluted                                                  2.85          1.93          47.7
Average number of common shares outstanding:
  Primary                                                        92.0          81.6          12.7
  Fully diluted                                                  94.8          86.0          10.2
Dividends declared per common share                          $   1.18      $  1.145           3.1%
===================================================================================================

Year ended December 31
Segment income:
  Finance and Banking                                        $ 303.2       $ 200.6           51.1%
  Individual Life Insurance                                     45.2          41.7            8.4
  Corporate                                                    (28.5)        (37.4)          23.8
- ---------------------------------------------------------------------------------------------------
Core Business                                                  319.9         204.9           56.1
Liquidating Commercial Lines                                   (21.2)        (14.0)         (51.4)
- ---------------------------------------------------------------------------------------------------
Total                                                        $ 298.7       $ 190.9           56.5%
===================================================================================================
*All share and per share data reflect a 2-for-1 stock split effective October 15, 1993.
/TABLE

QUARTERLY FINANCIAL SUPPLEMENT

December 31, 1993

RECEIVABLES ANALYSIS

=====================================================================================================================
                                                                                                 % Change from Prior:
Managed Portfolio ($ millions)                             12/31/93     9/30/93     12/31/92         Qtr.      Year
- ---------------------------------------------------------------------------------------------------------------------
The combination of receivables owned and receivables which have been sold to public and private investors with limited recourse.
First mortgage                                            $ 3,534.1   $ 3,754.9    $ 4,513.8         (5.9)%   (21.7)%
Home equity                                                 7,880.4     7,986.6      7,742.9         (1.3)      1.8
Other secured                                                 875.4       818.1        827.9          7.0       5.7
Bankcard                                                    8,842.6     7,730.8      5,726.6         14.4      54.4
Merchant Participation                                      2,949.1     2,772.7      2,666.3          6.4      10.6
Other unsecured                                             4,320.8     4,165.4      4,085.4          3.7       5.8
Equipment financing and other                                 765.9       814.1        832.7         (5.9)     (8.0)
- ---------------------------------------------------------------------------------------------------------------------
Managed Portfolio                                         $29,168.3   $28,042.6    $26,395.6          4.0 %    10.5 %
=====================================================================================================================

Receivables (% of Managed Portfolio)
- ---------------------------------------------------------------------------------------------------------------------
First mortgage                                                 12.1%       13.4%        17.1%
Home equity                                                    27.0        28.5         29.3
Other secured                                                   3.0         2.9          3.1
Bankcard                                                       30.3        27.6         21.7
Merchant participation                                         10.1         9.9         10.1
Other unsecured                                                14.8        14.8         15.5
Equipment financing and other                                   2.7         2.9          3.2
- ---------------------------------------------------------------------------------------------------------------------

Receivables ($ millions)
- ---------------------------------------------------------------------------------------------------------------------
First mortgage                                            $ 3,534.1  $ 3,754.9    $ 4,513.8         (5.9)%   (21.7)%
Home equity                                                 2,850.9    3,154.4      2,943.6         (9.6)     (3.1)
Other secured                                                 875.4      818.1        827.9          7.0       5.7
Bankcard                                                    4,356.9    4,300.6      3,416.9          1.3      27.5
Merchant participation                                      2,636.5    2,389.5      2,063.8         10.3      27.7
Other unsecured                                             4,320.8    4,165.4      3,850.6          3.7      12.2
Equipment financing and other                                 765.9      814.1        832.7         (5.9)     (8.0)
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned                                    19,340.5   19,397.0     18,449.3         (0.3)      4.8
- ---------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                       251.9      267.0        257.7         (5.7)     (2.3)
Credit loss reserve for receivables owned                    (424.0)    (414.8)      (345.8)         2.2      22.6
Unearned credit insurance premiums and claims reserves       (117.5)    (121.5)      (113.7)        (3.3)      3.3
Amounts due and deferred from consumer receivable sales       735.0      805.2        873.8         (8.7)    (15.9)
Reserve for receivables serviced with limited recourse       (222.8)    (170.6)      (160.7)        30.6      38.6
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned, net                               19,563.1   19,762.3     18,960.6         (1.0)      3.2
- ---------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
Home equity                                                 5,029.5    4,832.2      4,799.3          4.1       4.8
Bankcard                                                    4,485.7    3,430.2      2,309.7         30.8      94.2
Merchant participation                                        312.6      383.2        602.5        (18.4)    (48.1)
Other unsecured                                                 ---        ---        234.8          0.0    (100.0)
- ---------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited recourse            9,827.8    8,645.6      7,946.3         13.7      23.7
- ---------------------------------------------------------------------------------------------------------------------
Receivables serviced with no recourse                      15,229.4   14,808.7     11,406.7          2.8      33.5
- ---------------------------------------------------------------------------------------------------------------------
Total receivables owned or serviced                       $44,620.3  $43,216.6    $38,313.6          3.2 %    16.5 %
=====================================================================================================================
/TABLE

STATEMENTS OF OPERATIONS

=====================================================================================================================
                                                                  Three Months Ended:            % Change from Prior:
Consolidated ($ millions)                                  12/31/93     9/30/93    12/31/92          Qtr.      Year
- ---------------------------------------------------------------------------------------------------------------------
Finance income                                            $   628.5   $   650.4   $   632.7         (3.4)%    (0.7)%
Interest income from noninsurance investments                  27.5        33.8        36.9        (18.6)    (25.5)
Interest expense                                              271.3       279.8       325.3         (3.0)    (16.6)
- ---------------------------------------------------------------------------------------------------------------------
Interest margin                                               384.7       404.4       344.3         (4.9)     11.7
Provision for credit losses-owned                             174.7       204.1       201.8        (14.4)    (13.4)
- ---------------------------------------------------------------------------------------------------------------------
Interest margin after loss provision                          210.0       200.3       142.5          4.8      47.4
- ---------------------------------------------------------------------------------------------------------------------
Securitization and servicing fee income                       158.7       109.8       125.9         44.5      26.1
Insurance premiums/contract revenues                           72.3        78.6        68.9         (8.0)      4.9
Investment income                                             132.3       167.8       130.7        (21.2)      1.2
Fee income                                                     72.8        80.3        64.3         (9.3)     13.2
Other income                                                   50.4        35.3        14.9         42.8    +100.0
- ---------------------------------------------------------------------------------------------------------------------
Interest margin after provision and other revenues            696.5       672.1       547.2          3.6      27.3
- ---------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                  164.6       151.4       136.3          8.7      20.8
Other operating expenses                                      256.4       264.9       199.0         (3.2)     28.8
Policyholders' benefits                                       133.7       139.5       129.1         (4.2)      3.6
- ---------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                      554.7       555.8       464.4         (0.2)     19.4
- ---------------------------------------------------------------------------------------------------------------------
Income before taxes                                           141.8       116.3        82.8         21.9      71.3
Income taxes                                                   48.8        40.8        23.0         19.6    +100.0
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    93.0   $    75.5   $    59.8         23.2 %    55.5 %
=====================================================================================================================

OPERATIONS BY SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Finance and Banking                                       $    91.0   $    78.8   $    64.8         15.5 %    40.4 %
Individual Life Insurance                                      10.2        13.5        15.4        (24.4)    (33.8)
Corporate                                                      (5.7)       (6.3)      (16.6)         9.5      65.7
- ---------------------------------------------------------------------------------------------------------------------
Core business                                                  95.5        86.0        63.6         11.0      50.2
Liquidating Commercial Lines                                   (2.5)      (10.5)       (3.8)        76.2      34.2
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    93.0    $   75.5    $   59.8         23.2 %    55.5 %
=====================================================================================================================

FINANCE AND BANKING SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Finance income                                            $   603.9   $   620.8   $   600.1         (2.7)%     0.6 %
Interest income from noninsurance investments                  27.4        33.9        36.8        (19.2)    (25.5)
Interest expense                                              253.7       265.8       295.5         (4.6)    (14.1)
- ---------------------------------------------------------------------------------------------------------------------
Interest margin                                               377.6       388.9       341.4         (2.9)     10.6
- ---------------------------------------------------------------------------------------------------------------------
Securitization and servicing fee income                       158.7       109.8       125.9         44.5      26.1
Insurance premiums/contract revenues                           39.2        45.0        39.3        (12.9)     (0.3)
Investment income                                               5.3        17.5        15.1        (69.7)    (64.9)
Fee income                                                     72.3        79.7        64.1         (9.3)     12.8
Other income                                                   27.4        32.1        20.9        (14.6)     31.1
- ---------------------------------------------------------------------------------------------------------------------
Interest margin and other revenues                            680.5       673.0       606.7          1.1      12.2
- ---------------------------------------------------------------------------------------------------------------------
Provision for credit losses-owned                             156.6       160.2       175.3         (2.2)    (10.7)
Operating expenses                                            370.3       370.3       316.9          0.0      16.9
Policyholders' benefits                                        18.1        24.5        23.5        (26.1)    (23.0)
Income taxes                                                   44.5        39.2        26.2         13.5      69.8
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    91.0   $    78.8   $    64.8         15.5 %    40.4 %
=====================================================================================================================
Average receivables owned                                 $19,265.1   $19,698.1   $18,432.1         (2.2)%     4.5%
Average receivables serviced with limited recourse          9,199.7     8,125.1     7,048.9         13.2      30.5
- ---------------------------------------------------------------------------------------------------------------------
Average receivables managed                                28,464.8    27,823.2    25,481.0          2.3      11.7
Average receivables serviced with no recourse              15,131.0    13,804.0    10,823.2          9.6      39.8
- ---------------------------------------------------------------------------------------------------------------------
Average receivables owned or serviced                     $43,595.8   $41,627.2   $36,304.2          4.7 %    20.1 %
=====================================================================================================================
Finance & Banking op. exp. as a % of avg.
  receivables owned or serviced                                3.40%       3.56%       3.49%         1.1 %     4.1 %
- ---------------------------------------------------------------------------------------------------------------------

INDIVIDUAL LIFE INSURANCE SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Investment income                                         $   124.6   $   150.3   $   115.6        (17.1)%     7.8 %
Contract revenues                                              33.1        33.6        29.6         (1.5)     11.8
- ---------------------------------------------------------------------------------------------------------------------
Revenues                                                      157.7       183.9       145.2        (14.2)      8.6
- ---------------------------------------------------------------------------------------------------------------------
Policyholders' benefits                                       115.6       115.0       105.6          0.5       9.5
Operating expenses                                             26.3        46.4        16.2        (43.3)     62.3
Income taxes                                                    5.6         9.0         8.0        (37.8)    (30.0)
- ---------------------------------------------------------------------------------------------------------------------
Net income                                                $    10.2   $    13.5   $    15.4        (24.4)%   (33.8)%
=====================================================================================================================

LIQUIDATING COMMERCIAL LINES SEGMENT
- ---------------------------------------------------------------------------------------------------------------------
Interest margin                                           $    13.6   $    22.7   $    12.8        (40.1)%     6.3 %
Other income                                                   13.1         7.0         1.2         87.1    +100.0
- ---------------------------------------------------------------------------------------------------------------------
Interest margin and other revenues                             26.7        29.7        14.0        (10.1)     90.7
- ---------------------------------------------------------------------------------------------------------------------
Provision for credit losses-owned                              18.1        43.9        11.5        (58.8)     57.4
Operating expenses                                             10.5         1.5         8.3       +100.0      26.5
Income tax benefit                                              0.6        (5.2)       (2.0)      (100.0)   (100.0)
- ---------------------------------------------------------------------------------------------------------------------
Net loss                                                  $    (2.5)  $   (10.5)  $    (3.8)        76.2 %    34.2 %
=====================================================================================================================
Average receivables owned                                 $ 1,247.2   $ 1,400.8   $ 1,662.7        (11.0)%   (25.0)%
Average assets                                            $ 1,590.6   $ 1,717.9   $ 1,884.1         (7.4)%   (15.6)%
- ---------------------------------------------------------------------------------------------------------------------
/TABLE

Finance and Banking Segment
- ---------------------------
Since 1989, securitizations and sales of consumer receivables have been an important source of liquidity for the company. The company continues to service the securitized receivables after such receivables are sold, and retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the income statement. Net interest margin, non-interest income such as interchange fee income and provision for loan losses related to receivables sold are reported net non-interest income.

Managed Income Statement
- ------------------------
To aid in analysis, the following table shows the pro forma impact on income statement classifications assuming the receivables securitized and sold were instead held in portfolio. This pro forma analysis does not adjust the results to reflect the differences between the company's accounting policies for receivables held in portfolio and receivables sold and serviced with limited recourse. Accordingly, net income on the pro forma managed basis equals net income on a historical owned basis.

FOR THE QUARTER ENDED 12/31/93

                                                As                   Managed
($ millions)                              Reported   Adjustments       Basis
- ----------------------------------------------------------------------------
Net interest margin                         $377.6       $169.6       $547.2
Non-interest income                          302.9        (64.8)       238.1
- ----------------------------------------------------------------------------
Interest margin and other revenues           680.5        104.8        785.3
Provision for credit losses                  156.6        104.8        261.4
Other costs and expenses                     388.4          0.0        388.4
- ----------------------------------------------------------------------------
Total costs and expenses                     545.0        104.8        649.8
- ----------------------------------------------------------------------------
Income before taxes                          135.5          0.0        135.5
Income taxes                                  44.5          0.0         44.5
- ----------------------------------------------------------------------------
Net income                                  $ 91.0          0.0       $ 91.0
============================================================================

Income Statement on a Managed Basis
- -----------------------------------
As receivables are securitized and sold rather than held in portfolio, net interest income is shifted to securitization and servicing fee income. Due to the growing level of securitized assets, the comparability of net interest margin between periods may be distorted. To aid in analysis, net interest margin is presented below on a pro forma basis as if receivables securitized and sold were held in portfolio.

                                                                                                     % Change from Prior:
($ millions)                                       12/31/93    **     9/30/93    **    12/31/92    **       Qtr.     Year
- --------------------------------------------------------------------------------------------------------------------------
Finance income                                    $   873.3  12.3%  $   861.8  12.4%  $   832.9  13.1%     1.3 %    4.9 %
Investment income from noninsurance investments        27.4   5.2        33.9   6.4        36.8   7.8    (19.2)   (25.5)
Interest expense                                      353.5   5.0       364.1   5.2       387.5   6.1     (2.9)    (8.8)
- --------------------------------------------------------------------------------------------------------------------------
Net interest margin                                   547.2   7.2%      531.6   7.1%      482.2   7.0%     2.9     13.5
Non-interest income                                   238.1             202.9             206.0           17.3     15.6
- --------------------------------------------------------------------------------------------------------------------------
Interest margin and other revenues                    785.3             734.5             688.2            6.9     14.1
Provision for credit losses                           261.4             221.7             256.8           17.9      1.8
Other costs and expenses                              388.4             394.8             340.4           (1.6)    14.1
- --------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                              649.8             616.5             597.2            5.4      8.8
- --------------------------------------------------------------------------------------------------------------------------
Income before taxes                                   135.5             118.0              91.0           14.8     48.9
Income taxes                                           44.5              39.2              26.2           13.5     69.8
- --------------------------------------------------------------------------------------------------------------------------
Net income                                        $    91.0         $    78.8         $    64.8           15.5 %   40.4 %
==========================================================================================================================
Average managed receivables                       $28,464.8         $27,823.2         $25,481.0            2.3 %   11.7 %
- --------------------------------------------------------------------------------------------------------------------------
Average non-insurance investments                   2,106.1           2,102.6           1,884.7            0.2     11.7
- --------------------------------------------------------------------------------------------------------------------------
Average interest-earning assets                   $30,570.9         $29,925.8         $27,365.7            2.2 %   11.7 %
==========================================================================================================================
**% Columns:  comparison to appropriate earning assets, annualized.
/TABLE

CREDIT QUALITY/CREDIT LOSS RESERVES

================================================================================================================
($ millions)                                              12/31/93           9/30/93            12/31/92
- ----------------------------------------------------------------------------------------------------------------
TWO MONTHS AND OVER CONTRACTUAL DELINQUENCY
As a percent of managed consumer receivables, excludes continuing commercial.
- ----------------------------------------------------------------------------------------------------------------
Domestic:
  First mortgage                                              1.42%             1.21%               1.08%
  Home equity                                                 3.16              3.38                4.05
  Other secured                                               1.38              1.83                2.71
  Bankcard                                                    2.41              2.57                2.70
  Merchant participation                                      5.01              5.43                6.34
  Other unsecured                                             6.63              7.23                7.77
- ----------------------------------------------------------------------------------------------------------------
Total domestic                                                3.28              3.50                3.89
- ----------------------------------------------------------------------------------------------------------------
  United Kingdom                                              6.74              7.34               10.13
  Canada                                                      4.65              5.11                6.17
  Australia                                                   8.93              9.59               12.48
- ----------------------------------------------------------------------------------------------------------------
Total foreign                                                 5.82              6.32                8.08
- ----------------------------------------------------------------------------------------------------------------
Total                                                         3.58%             3.85%               4.48%
================================================================================================================

QUARTER-TO-DATE CHARGEOFFS, NET OF RECOVERIES
As a percent of average managed consumer receivables, annualized, excludes continuing commercial.
- ----------------------------------------------------------------------------------------------------------------
Domestic:
  First mortgage                                              0.21%             0.59%               0.15%
  Home equity                                                 1.17              0.87                1.16
  Other secured                                               0.64              3.11                2.03
  Bankcard                                                    3.99              3.78                5.18
  Merchant participation                                      4.26              4.44                4.60
  Other unsecured                                             5.41              5.99                6.91
- ----------------------------------------------------------------------------------------------------------------
Total domestic                                                2.82              2.78                3.07
- ----------------------------------------------------------------------------------------------------------------
  United Kingdom                                              4.07              4.62                8.64
  Canada                                                      3.86              2.83                3.70
  Australia                                                   3.77              2.61                3.48
- ----------------------------------------------------------------------------------------------------------------
Total foreign                                                 3.92              3.38                5.18
- ----------------------------------------------------------------------------------------------------------------
Total                                                         2.96%             2.86%               3.38%
================================================================================================================

FINANCE AND BANKING (managed basis)
- ----------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                          $  528.7          $  565.4            $  683.9
Loans 90 or more days delinquent and still accruing*         207.3             198.5               210.4
- ----------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                    736.0             763.9               894.3
- ----------------------------------------------------------------------------------------------------------------
Real estate owned                                            168.9             193.1               197.5
Other assets acquired through foreclosure                     82.9              84.4               102.6
- ----------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                $  987.8          $1,041.4            $1,194.4
================================================================================================================
*consists primarily of bankcard and merchant participation receivables, consistent with industry practice.
LIQUIDATING COMMERCIAL LINES
- ----------------------------------------------------------------------------------------------------------------
Nonaccrual loans-real estate                              $   54.8           $   79.6           $   80.7
Nonaccrual loans-other                                       173.9              164.1              178.5
- ----------------------------------------------------------------------------------------------------------------
Total nonaccrual loans                                       228.7              243.7              259.2
- ----------------------------------------------------------------------------------------------------------------
Renegotiated loans                                            28.7               17.3              196.8
Real estate owned (REO)                                      256.6              262.2              249.6
- ----------------------------------------------------------------------------------------------------------------

Total nonperforming assets                                   514.0              523.2              705.6
================================================================================================================
Liquidating commercial assets                             $1,555.7           $1,658.6           $1,851.2
- ----------------------------------------------------------------------------------------------------------------

CREDIT LOSS RESERVES
- ----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter    $  625.7           $  591.8           $  559.4
Provision for credit losses-owned:
  Finance and Banking                                        156.6              160.2              175.3
  Liquidating Commercial Lines                                18.1               43.9               11.5
  Corporate                                                    0.0                0.0               15.0
- ----------------------------------------------------------------------------------------------------------------
Total provision for credit losses-owned                      174.7              204.1              201.8
- ----------------------------------------------------------------------------------------------------------------
Owned receivables-chargeoffs, net of recoveries:
  Finance and Banking                                       (153.3)            (152.3)            (162.3)
  Liquidating Commercial Lines                               (31.1)             (46.9)             (17.6)
- -----------------------------------------------------------------------------------------------------------------
Total net chargeoffs-owned                                  (184.4)            (199.2)            (179.9)
- -----------------------------------------------------------------------------------------------------------------
Credit loss reserves on receivables purchased, net             1.1               (1.0)              (8.4)
Other, net                                                     4.8               30.0               (8.8)
- -----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter             621.9              625.7              564.1
- -----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
  with limited recourse at beginning of quarter              170.6              182.5              119.4
Provision for credit losses                                  104.8               61.5               81.5
Chargeoffs, net of recoveries                                (52.3)             (40.4)             (46.1)
Other, net                                                    (0.3)             (33.0)               5.9
- -----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
  with limited recourse at end of quarter                    222.8              170.6              160.7
- -----------------------------------------------------------------------------------------------------------------
Total credit loss reserves at end of quarter              $  844.7           $  796.3           $  724.8
=================================================================================================================

Finance and Banking credit loss reserves                                *                  *                  *
  Receivables owned                                       $  424.0   2.19%   $  414.8   2.14%   $  345.8   1.87%
  Receivables serviced with limited recourse                 222.8   2.27       170.6   1.97       160.7   2.02
- -----------------------------------------------------------------------------------------------------------------
  Receivables managed                                        646.8   2.22%      585.4   2.09%      506.5   1.92%
Liquidating Commercial Lines credit loss reserves            172.9              185.9              203.3
Corporate reserves                                            25.0               25.0               15.0
- -----------------------------------------------------------------------------------------------------------------
Total credit loss reserves                                $  844.7           $  796.3           $  724.8
=================================================================================================================
*% Columns:  comparisons to appropriate receivables